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                                                                    EXHIBIT 3.4


                                     BY-LAWS


                                       OF


                                OTC AMERICA, INC.


                                    ARTICLE I
                                    Officers


         Section 1. Number. The officers of this Corporation shall be a Chairman of the Board, President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may be appointed in accordance with the provisions of
Section 3 of this Article. One person may hold any two of said officers (except the same person shall not be both President and Vice President, or President and Secretary), but no such officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these By-laws or by resolution of the Board of Directors to be executed, acknowledged or verified by any two or more officers. The officers of the Corporation shall be natural persons of age eighteen years or older.

         Section 2. Election, Term of Office and Qualification. The officers of this Corporation shall be chosen annually by the Board of Directors. Each officer, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article, shall hold his office until his successor shall have been duly chosen and qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

         Section 3. Subordinance Officers, etc. The Board of Directors may appoint such other officers to hold office for such period, have such authority and perform such duties as the Board of Directors may delegate. The Board of Directors may also delegate to any officer the power to appoint any such subordinate officers.

         Section 4. Removal. The officers, specifically designated in Section 1 of this Article, may be removed either with or without cause, by the vote of a majority of the whole Board of Directors at a special meeting of the Board called for this purpose. The officers appointed in accordance with the provisions of Section 3 of this Article may be removed, either with or without cause, by the Board of Directors, by a majority vote of the directors present at the meeting or by a superior officer upon whom such power of removal may be conferred by the Board of Directors.

         Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


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         Section 6. Vacancies. A vacancy in any officer because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term by the Board of Directors, but in the case of a vacancy occurring in the office filled in accordance with the provisions of
Section 3 of this Article, such vacancy may be filled by any superior officer upon whom such power may be conferred by the Board of Directors.

         Section 7. Chairman of the Board. The Chairman of the Board, if one shall be elected, shall preside at all meetings of the Board of Directors, and shall appoint all committees except such as are required by statute, these By-laws or a resolution of the Board of Directors or of the Executive Committee to be otherwise appointed and shall have such other duties as may be assigned to him from time to time by the Board of Directors. In recognition of notable and distinguished services to the Corporation, the Board of Directors may designate one of its members as honorary Chairman, who shall have such duties as the Board may, from time to time, assign to him by appropriate resolution, excluding, however, any authority or duty vested by law or these By-laws in any other officer.

         Section 8. The President. The President shall be the active executive officer of the Corporation and shall exercise detailed supervision over the business of the Corporation and over its several officers, subject, however, to the control of the Board of Directors. He shall preside at all meetings of the shareholders, and in general, shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board of Directors.

         The President shall execute all deeds, conveyances, deeds of trust, bonds and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some officer or agent of the Corporation.

         Section 9. The Vice President. The Vice President shall perform such duties as are given to him by these By-laws or assigned by the Board of Directors. The Vice President shall perform all the duties of the President, in case of the disability or absence of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Board of Directors may from time to time appoint more than one Vice President, each of which shall perform the duties designated by the Board of Directors. In the absence of the President, the Vice President designated from time to time by the President shall perform the duties of the President.

         Section 10. The Secretary. The Secretary shall:

         (a) Keep the minutes of the meetings of the shareholders and of the Board of Directors in books provided for such purpose.

         (b) See that all notices are duly given in accordance with the provisions of these By-laws or as required by law.

         (c) Be custodian of the records and of the seal of the Corporation and see that such seal is affixed to all share certificates prior to their issue and to all documents, the execution of



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which on behalf of the Corporation under its seal, is duly authorized in accordance with the provisions of these By-laws.

         (d) Have charge of the share books of the corporation and keep or cause to be kept the share and transfer books in such manner as to show at any time the amount and the time when such shares were paid for, the names, alphabetically arranged and the addresses of the holders of record; and exhibit during the usual business hours of the Corporation to any director, upon application, the original or duplicate share ledger.

         (e) Sign with the President or a Vice President certificates for shares of the Corporation and as contemplated by Article FOURTH of the Articles of Incorporation of this Corporation and by Section 7-5-102 of the Colorado Corporation Code, emboss the following legend on every certificate for shares of the Corporation:

               The Corporation is authorized to issue shares of more than one class, namely, common shares and Preferred Shares. Pursuant to
               Section 7-5-102 of the Colorado Corporation Code, the Corporation will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued by the Corporation and of variations in the relative rights and preferences between the shares of each series and a statement of the authority of the Board of Directors of the Corporation to fix and determine the relative rights and preferences of subsequent series of the preferred shares.

         (f) See that the books, reports, statements, certificates and all other documents and records of the Corporation required by law are properly kept and filed.

         (g) In general, to perform all duties incident to the office of Secretary and such other duties as, from time to time, may be assigned to him by the Board of Directors or by the President.

         Section 11. The Treasurer. The Treasurer shall:

         (a) Have charge and custody of, and be responsible for, all funds and securities of the Corporation.

         (b) From time to time render a statement of the condition of the finances of the Corporation at the request of the Board of Directors.

         (c) Receive and give receipts for monies due and payable to the Corporation from any source whatsoever.

         (d) In general, perform all duties incident to the office of Treasurer, and such other duties as from time to time may be assigned to him by the Board of Directors or by the President. The Treasurer may be required to give a bond for the faithful performance of his duties in such



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sum and with such surety as may be determined by the Board of Directors. Any such bond shall be obtained at the Corporation's expense.

                                   ARTICLE II
                                    Directors

         Section 1. Number and Qualifications; Committees. The property interests, business and transactions of the Corporation shall be managed and conducted by a Board of Directors which shall consist of not less than three nor more than 11 persons, as shall be fixed from time to time by the Board of Directors, as hereinafter provided. The Board of Directors shall be elected annually by ballot of the holders of the shares of the Corporation entitled to vote thereon for the term of one year and shall serve until the election and qualification of their successors, unless they sooner resign. The number of directors may be increased at any time by a majority vote of the whole Board of Directors. The number of directors may be decreased at any time by a majority vote of the whole Board of Directors, except that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

         The Board of Directors by resolution passed by a majority of the whole Board of Directors may designate from among its members an Executive Committee, or one or more other committees each of which, to the extent provided in the resolution or in the Articles of Incorporation or the By-laws of the Corporation, shall have all the authority of the Board of Directors, but no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, are amending the By-laws of the Corporation. The designation of such committees and the delegation thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

         Section 2. Vacancies. Any director may resign at any time by giving written notice to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors through less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office, or by an election at an annual meeting or at a special meeting of the shareholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of shareholders and until his successors has been elected and qualified.

         Section 3. Meetings. The regular meeting of the Board of Directors shall be held immediately following the annual shareholders' meeting on the third Monday in October of each year, unless such day be a legal holiday, in which event the meeting shall be held on the next regular business day. The Board of Directors shall meet at such other time or times as they may from time to time determine. Special meetings of the Board of Directors may likewise be held



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on the written call of the Chairman of the Board, the President or of any two
members of the Board.

         Section 4. Place of Meetings. The Board of Directors or any committee designated by such Board may hold its meetings at such place or places within or without the State of Colorado as the Board may from time to time determine, or, with respect to its meetings, as shall be specified or fixed in the respective notices or waivers of notice of such meetings.

         Section 5. Special Meetings; Notice. Special meetings of the Board of Directors or any committee designated by such Board, shall be held whenever called by the President or by two of the directors. Notice of each such meeting shall be mailed to each director, addressed to him at his address as it appears on the records of the Corporation, at least three days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, or be delivered personally, not later than one day before the day on which the meeting is to be held. The notice of each such special meeting shall indicate briefly the subjects thereof. No notice of the time, place or purpose of any meeting of the Board of Directors or any committee designated by such Board need be given to any director or committee person who attends in person or who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice. No notice need be given of any adjourned meeting of the Board of Directors.

         As to any director who shall sign the minutes of any special or regular directors' meeting, such meeting shall be deemed to have been legally and duly called, noticed, held and construed as if all the directors were actually present at said meeting, and all who signed the minutes were duly noticed, and signature of any director to the minutes of a meeting shall for all purposes and as to all persons be held to be an approval of the action thereof.

         Section 6. Action Without a Meeting. Except as may otherwise be provided by the Articles of Incorporation or By-laws, members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board or committee by means of conference, telephone, or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at a meeting. Any action required to be taken at a meeting of the directors or any other action which requires director approval may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

         Section 7. Quorum and Manner of Acting. A majority of the number of members of the Board of Directors shall form a quorum for the transaction of business at any regular or special meeting of the Board of Directors. Except as otherwise provided by law, by the Articles of Incorporation, or by these By-laws, the act of a majority of the directors present, provided the same constitute a quorum, shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum be had.

         Section 8. Election of Officers. At the first meeting of the Board of Directors, after the annual election, the Chairman of the Board, the President, Vice President, Secretary and Treasurer shall be elected to serve for the ensuing year and until the election of their respective



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successors, and an Executive Committee may be elected. Election shall be by ballot and the majority of the votes cast shall be necessary to elect. Any vacancies that occur may be filled by the Board of Directors for the unexpired term.

         Section 9. Duties. The Board of Directors shall exercise a general supervision over the affairs of the Corporation, authorize the issuance and sale of shares of the Corporation, receive and pass upon the reports of the Secretary and Treasurer, audit all bills and accounts against the Corporation and fix or delegate authority to fix the compensation of officers and employees of the Corporation. The Board may direct any officer or officers of the Corporation to transact any particular branch of business which it may see fit to designate. The Board of Directors may, from time to time, employ such persons as the Board may deem necessary for the carrying on of the business of the Corporation, any of whom may also be officers or directors of the Corporation.

         Section 10. Compensation of Directors. Unless otherwise restricted by the Articles of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or Executive committees may be allowed like compensation for attending committee meetings.

         Section 11. Removal. Any director may be removed from office, either with or without cause, at any time and another person may be elected to his place, to serve for the remainder of his term, at any special meeting of shareholders called for the purpose, by vote of the holders of the majority of the shares then entitled to vote at an election of the directors. In case any vacancy so created shall not be filled by the shareholders at such meeting, such vacancy may be filled by the directors as provided hereinabove.

                                   ARTICLE III
                                 Capital Shares

         Section 1. Certificates. Each shareholder of the Corporation whose shares have been paid for in full shall be entitled to a certificate showing the number of shares of the Corporation standing on the books in his name. Each certificate shall be numbered, bear the signature of the President, or in case of his inability to act, the signature of the Vice President and of the Secretary, and the seal of the Corporation, and be issued in numerical order from the respective share certificate books. A full record of each certificate for shares as issued must be entered in the corresponding stub of the share certificate book.

         Section 2. Transfers. Transfers of all shares shall be made upon the proper share books of the Corporation and must be accompanied by the surrender of the duly endorsed certificate or certificates representing the transferred shares. Surrendered certificates shall be cancelled and attached to the corresponding stubs of the share certificate book and a new certificate issued to the parties entitled thereto.




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         Section 3. Lost Certificates. The Board of Directors may order a new certificate for shares to be issued in the place of any certificate of the Corporation alleged to have been lost or destroyed, but in either such case, the owner of the lost certificate shall first cause to be given to the Corporation, a bond in such sum not less than the par value of such lost or destroyed certificate for shares as said Board may direct, as indemnity against any loss or claim that the Corporation may incur by reason of the issuance of such certificate, but the Board of Directors may, in its discretion, refuse to replace any lost certificate save upon the order of some court having jurisdiction in such matters.

         Section 4. Shares and Transfer Books. The share and transfer books of the Corporation shall be kept in its principal office and shall be open during usual business hours for the inspection of any shareholders of the Corporation. All other books and records and a copy of the share an transfer books of the Corporation shall be kept in such place as shall be designated by the Board of Directors and shall be subject to inspection only as provided by law.

         Section 5. Shares. Each outstanding common share of the Corporation is entitled to one vote, and each fractional common shares is entitled to a corresponding fraction vote on each matter submitted to a vote at a meeting of shareholders. In the election of directors, each record holder of shares entitled to vote at such election has the right to vote the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote.

         Section 6. Issuance of Fractional Shares or Scrip. The Corporation may issue fractions of a share, arrange for the disposition of fractional interests by those entitled thereto, pay in cash the fair market value of fractions of a share as of the time when those entitled to receive such fractions are determined, or issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share. A certificate for a fractional share shall, but scrip shall not, unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause such scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which the scrip is exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of such scrip, or subject to any other conditions which the Board of Directors may deem advisable.

                                   ARTICLE IV
                                  Shareholders

         Section 1. Annual Meeting. The regular annual meeting of the shareholders of the Corporation shall be held at the office of the Corporation in Englewood, Colorado, or at such other place, either within or without the State of Colorado, as may be ordered by the Board of Directors, on the third Monday in October of each year, if it be not a legal holiday and if it be a legal holiday, then on the next succeeding day not a legal holiday; provided, however, that the Board of Directors may postpone such meeting for a period of time not in excess of 50 days upon appropriate resolution at any regular annual meeting of the shareholders at which the directors



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for the ensuing year shall be elected. The officers of the Corporation shall present their annual reports and the Secretary shall have on file for inspection and reference, an authentic list of the shareholders, giving the amount of shares held by each as shown by the share books of the Corporation ten days before the annual meeting.

         Section 2. Special Meeting. Special meetings of the shareholders may be called by the Chairman of the Board, the President, a Vice President or on call signed by one or more shareholders holding an aggregate of not less than 10% of the outstanding shares entitled to vote at the meeting. The Board of Directors may designate any place, either within or without the State of Colorado, as the place for any annual meeting or for any special meeting called by the Board of Directors. If a special meeting shall be called otherwise than by the Board of Directors, the place of the meeting shall be Littleton, Colorado. Calls for special meetings shall specify the time, place and object or objects thereof, and no other business than that specified in the call shall be considered in any such meeting.

         Section 3. Notice of Meeting. Written notice stating the place, date and hour of the meeting, and, in case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting, except that if the authorized capital shares are to be increased, at least 30 days' notice shall be given. If requested by the person or persons lawfully calling such meeting, the Secretary shall give notice thereof, at corporate expense.

         Section 4. Closing Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the share transfer books shall be closed for nay stated period not exceeding 50 days. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such date in any case to be not more than 50 days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such a determination shall apply to any adjournment thereof. The officer or agent having charge of the share transfer books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of an the number of shares held by each, which record, for a period of ten days before each such meeting, shall be kept on file at the principal office of the Corporation, whether within or without the State of Colorado, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual hours. Such record shall also be produced and kept open at the time and place of the



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meeting and shall be subject to the inspection of any shareholder of any purpose germane to the meeting during the whole time of the meeting. The original share transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders.

         Section 5. Election of Directors. Subject to Section 1 of Article II of these By-laws and Article Fifth of the Articles of Incorporation, at each annual meeting of the shareholders of the Corporation, a number of directors equal to the number whose terms are expiring shall be elected to serve until their successors are duly elected and qualified, unless they sooner resign. Election of directors shall be by such of the shareholders as attend for the purpose, either in person or by proxy, provided that if a majority of the outstanding shares entitled to vote is not represented, in person or by proxy, such meeting may be adjourned by the shareholders present for a period not exceeding 50 days at any one adjournment. At each election of directors, cumulative voting shall not be allowed.

         Section 6. Quorum. A majority of the outstanding shares entitled to vote exclusive of treasury shares, represented in person or by proxy, shall be necessary to constitute a quorum at meetings of the shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, except in those cases where it is otherwise provided by law. In the absence of a quorum, those present may adjourn the meeting from day to day but in no event for a period to exceed 60 days at any one adjournment.

         Section 7. Waiver and Approval. No notice of the time, place or purpose of any annual, regular or special meeting of shareholders need be given if all shareholders of record on the date said meeting is held waive such notice in writing either before or after the holding of said meeting. As to any shareholder who shall sign the minutes of any annual, regular or special meeting of shareholders, such meeting shall be deemed to have been legally and duly called, noticed, held and conducted, and the action taken thereat approved and the minutes of said shareholders' meeting shall be conclusive for all purposes and as to all persons to be an approval thereof.

         Section 8. Proxies. Any shareholder entitled to vote may be represented at any regular or special meeting of the shareholders by a duly executed proxy. The proxy shall be in writing and properly signed and no proxy shall be recognized unless executed within 11 months of the date of the meeting at which it is presented, unless otherwise rescinded in the proxy.

         Section 9. Order of Business. The order of business at the annual meeting and so far as is practicable at all other meetings of the shareholders, shall be as follows:

         1. Calling of roll.
         2. Proof of due notice of meeting.
         3. Reading and disposal of any unapproved minutes.
         4. Annual reports of officers and committees.
         5. Election of directors.
         6. Unfinished business.
         7. New business.
         8. Adjournment.




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                                    ARTICLE V
                                    Dividends


         Dividends shall be declared at such time and in such amounts as the Board may direct, but no dividends shall be declared in excess of the amount which may be legally available for dividends under the laws of the State of Colorado.

                                   ARTICLE VI
                            Miscellaneous Provisions

         Section 1. Corporate Seal. The seal of the Corporation shall consist of two concentric circles, between which shall be the name of the Corporation and the word "Colorado" and in the center of which shall be inscribed the work "SEAL," which seal, as impressed on the margin hereof, is hereby adopted as the seal of the Corporation.

         Section 2. Benefit Program. Directors shall have the power to install and authorize any pension, profit sharing, stock option, insurance, welfare, educational, bonus, health and accident or other benefit program which the Board deems to be in the best interest of the Corporation, at the expense of the Corporation, and to amend or revoke any plan so adopted.

         Section 3. Reimbursement of Expenses. Any payments made to an officer of the Corporation such as a salary, commission, bonus, interest, or rent, or entertainment, or travel expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service or other properly constituted taxing authority, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance. In lieu of payments by the officer, subject to the determination of the Board of Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

         Section 4. Fiscal Year. The fiscal year of the Corporation shall commence July 1 of each calendar year and terminate on June 30 of each following year.

                                   ARTICLE VII
                                   Amendments

         Any and all provisions of these By-laws may be altered, amended, repealed or added to at any annual or special meeting of the Board of Directors called for that purpose.


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                                  ARTICLE VIII
                        Corporate Opportunities Doctrine

         The officers, directors and other members of management of this Corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by the Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this Corporation shall be disclosed promptly to the Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this Corporation, through its Board of Directors, has designated an area as one to which the doctrine of corporate opportunities applies, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own. The provisions hereof shall not limit the rights of any officer, director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by this Corporation. This provision shall not be construed to release any employee of the Corporation (other than an officer, director or member of management) from any duties which he may have to the Corporation.



                                 Adopted by resolution of the Board of Directors Effective June ____, 1986:



                                 -----------------------------------------------
                                 Secretary of the Corporation



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